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                                                                     EXHIBIT 5.1



                      [Andrews & Kurth L.L.P. Letterhead]





                                 April 20, 1998

Board of Directors
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Gentlemen:

                 We have acted as counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the offering by the selling stockholders named in the Registration Statement of up to 6,683,129 shares of the Company's common stock, $.01 par value (the "Shares").

                 In connection herewith, we have examined copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and instruments as we have deemed necessary as a basis for the opinion hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also relied, to the extent we deem such reliance proper, upon information supplied by officers and employees of the Company with respect to various factual matters material to our opinion.

                 Based on the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,

                                        /s/ Andrews & Kurth L.L.P.



1198/1173/2677